ICOA, Inc.
                                111 Airport Road
                           Warwick, Rhode Island 02889


                                                May 14, 2001

To each of the Subscribers
and Warrant Recipients
listed on Schedule I hereto:

          Reference is made to each of those certain Subscription Agreements, dated as of August 28, 2000, as amended to date (the "Subscription Agreements") between each Subscriber and ICOA, Inc., a Nevada corporation (the "Company"), pursuant to which the Company issued (a) Notes dated as of August 28, 2000 in an aggregate principal amount of $500,000 (the "Initial Notes") to the Subscribers, convertible according to the terms thereof into shares of common stock of the Company, par value $.0001 per share (the "Common Stock") and warrants to purchase shares of Common Stock, and (b) a Put Note dated as of February 8, 2001 in the principal amount of $60,000 (the "Initial Put Note"; and together with the Subscription Agreements, the Initial Notes and the other documents entered into in connection therewith, the "Initial Documents"), convertible according to the terms thereof into shares of Common Stock and warrants to purchase shares of Common Stock. All terms defined in each of the Subscription Agreements shall have the same meaning when used in this amendment and waiver unless otherwise defined herein.

          Reference is also made to the subscription agreement and the other documents (collectively, the "Transaction Documents") dated on or about the date hereof, by and between the Company and Laurus Master Fund, Ltd. (the
"Investor"), pursuant to which the Company is issuing (i) a Note in the principal amount of $400,000 (the "Note") to the Investor, convertible according to the terms thereof into shares of Common Stock, and (ii) a Warrant (the "Warrant") for the purchase of up to 4,000,000 shares of Common Stock.

          In connection with the parties' entering into the agreements contemplated by the Transaction Documents, including to permit the Company to issue the Note and the Warrant to the Investor, the Company requests that each Subscriber agree to amend and/or waive certain provisions contained in the Initial Documents.

          The Subscribers and the Company agree to and hereby amend the Subscription Agreements, in order to eliminate the Put financing facility from this date forward, by deleting the provisions of Sections 11.1, 11.2, 11.3, 11.4 and 11.5 of the Subscription Agreements, and the provisions contained in any other sections of the Subscription Agreements and the other Initial Documents to the extent that they effectuate or reflect such deleted provisions, mutatis mutandis; provided, however, that the obligation of the Company to issue warrants upon any conversion of the Initial Notes or the Initial Put Note pursuant to the terms of the Subscription Agreements and the other Initial Documents, remains in full force and effect without any waiver or change.

Subscribers and Warrant
Recipients listed on Schedule I
May 14, 2001
page 2/3


          The Subscribers hereby waive their rights and any and all agreements and requirements contained in the Initial Documents, only to the fullest extent necessary to consummate the agreements and transactions contemplated by the Transaction Documents, including, without limitation, the right of first refusal provisions contained in Section 12(a) of the Subscription Agreements and the offering and sale restrictions contained in Section 12(b) of the Subscription Agreements.




                  [Remainder of Page Intentionally Left Blank]

Subscribers and Warrant
Recipients listed on Schedule I
May 14, 2001
page 3/3

          Except as set forth in this amendment and waiver, each of the Subscription Agreements remains in full force and effect and no other rights or remedies are waived or changed. Please acknowledge your agreement with the foregoing by signing in the space provided below.

                                          Very truly yours,

                                          ICOA, INC.


                                          By: /s/ GEORGE STROUTHOPOULOS
                                        --------------------------------------
                                                 Name: GEORGE STROUTHOPOULOS
                                                 Title: President and Chief
                                                        Executive Officer

                               Agreed and Accepted
                               -------------------

KESHET L.P.                               TUSK INVESTMENTS, INC.
--Subscriber                              --Subscriber


By: /s/ JOHN CLARKE                           By: /s/ GISELA KINDEL
    --------------------------------          --------------------------------
    Name: John Clarke                         Name: Gisela Kindel
    Title: Director                           Title: Director


TALBIYA B. INVESTMENTS LTD.               LIBRA FINANCE, S.A.
--Subscriber and Warrant Recipient        --Warrant Recipient


By: /s/ JOHN CLARKE                           By: /s/ S. BROWN
    --------------------------------          --------------------------------
    Name: John Clarke                         Name: S. Brown
    Title: Director                           Title: Authorized Signatory


NESHER LTD.
--Subscriber


By: /s/ JOHN CLARKE
    --------------------------------
    Name: John Clarke
    Title: Director

                                   Schedule I



Keshet L.P.
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2
United Kingdom

Talbiya B. Investments
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2
United Kingdom

Nesher Ltd.
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2
United Kingdom

Tusk Investments, Inc.
P.O. Box 4603
Zurich
Switzerland

Libra Finance, S.A.
P.O. Box 4603
Zurich
Switzerland